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                                HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 STATE STREET - BOSTON, MASSACHUSETTS 02109
                         617-526-6000 - FAX 617-526-5000



                                                                       EXHIBIT 5


                                           April 5, 2001



Sepracor Inc.
111 Locke Drive
Marlborough, MA 01752

         Re:      2000 STOCK INCENTIVE PLAN

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Securities Act"), relating to an aggregate of 2,500,000 shares of Common Stock, $.10 par value per share (the "Shares"), of Sepracor Inc., a Delaware corporation (the "Company"), issuable under the Company's 2000 Stock Incentive Plan (the "Plan").

         We have examined the Restated Certificate of Incorporation, as amended to date, and the Amended and Restated By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the shares in accordance with the Plan, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state jurisdiction other than the state laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

         Based on the foregoing, we are of the opinion that the shares have been duly authorized for issuance and when the shares are issued and paid for in accordance with the terms of the Plan, the shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.



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         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                                       Very truly yours,

                                                       /s/ HALE AND DORR LLP

                                                       HALE AND DORR LLP